SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report: December 12, 1997




                                OPTELECOM, INC.
             (exact name of registrant as specified in its charter)




     Delaware                      0-8828                     52-1010850
(State or other                 (Commission                 (I.R.S. Employer
    jurisdiction                File Number)                Identification No.)
of incorporation)




                9300 Gaither Road, Gaithersburg, Maryland  20877
                    (address of principal executive offices)




       Registrant's telephone number, including area code: (301) 840-2121





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                                    FORM 8-K

                                Optelecom, Inc.



Item 2   Acquisition or Disposition of Assets
         ------------------------------------

         On December 12, 1997, Optelecom, Inc. ("Optelecom"), Paragon Audio Visual Limited, a United Kingdom company ("Paragon"), and the beneficial owners of the outstanding common shares of Paragon entered into a reorganization pursuant to which: Optelecom acquired all the intangible assets of Paragon for an aggregate consideration of $2.625 million, consisting of cash in the amount of $1.0 million and 171,252 shares of common stock of Optelecom (which were valued for this purpose at 95% of the average closing price of the common stock on the Nasdaq Stock Market for the 20 trading days preceding the closing (adjusted for the payment by the Registrant of a 50% stock dividend on December 1, 1997)); Optelecom licensed to Paragon all of its interest in those assets acquired from Paragon which related to the family of products known as Video Link for an annual license fee of $175,000; and Optelecom through its wholly-owned United Kingdom subsidiary, Optelecom UK Limited, acquired from the stockholders of Paragon all of the outstanding common shares of Paragon for an aggregate cash consideration of $1.5 million. The four principal officers of Paragon have agreed to enter into three-year employment agreements.

         The source of the funds used in the transaction was a loan made to Optelecom in the normal course of business by Franklin National Bank, Washington, D.C. The loan is for a principal amount of $2.5 million, has a floating interest rate of prime plus 1% and provides for monthly payments of interest only until September 12, 1998 and of interest and principal thereafter until August 12, 2002. Optelecom loaned to Optelecom UK Limited the $1.5 million used to purchase the outstanding common shares of Paragon.

         Paragon designs and markets electronic products and systems for multi-media applications utilizing twisted pair copper or "structured" cabling for in-house computer data networking applications. Such products include baluns (Balanced to Unbalanced) devices which match the different impedance of traditional coaxial and data networking cables. Optelecom believes that the reorganization will enable it to benefit from the development and growth of both its fiber optic communication systems and Paragon's structured cable communications systems and their joint applications. The consideration paid by Optelecom represents its best estimate of the value to it of Paragon as an on-going business.

         Prior to the reorganization, Optelecom had received a contract from Paragon to supply it with products, having an estimated value of $1.5 million, to be used in the transmission of video signals over fiber optic cabling in support of a worldwide information television project upgrade. Except for the reorganization, Optelecom has had no other material relationship with Paragon and is not aware of any material relationship between any of its affiliates or any of its directors or officers or any associate of any such director or officer, on the one hand, and Paragon, on the other hand.



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Item 7   Financial Statements and Exhibits

         (a) Financial statements of business acquired.

             It is impracticable to provide the required financial statements of Paragon at the time of filing the Form
             8-K report. The required financial statements will be filed by February 27, 1998.

         (b) Pro forma financial information.

             See Item 7(a).

         (c) Exhibits.

             2(i) - Agreement by and among Optelecom, Inc., Paragon Audio Visual Limited, David A. Brown, Mark D. Brown, Andrew S. Brown, Darren N. Brown and Modeledge Limited dated December 12, 1997.

             2(i)(A) - [Attachment A] Asset Acquisition Agreement by and between Optelecom, Inc. and Paragon Audio
             Visual Limited dated December 12, 1997.

             2(i)(B)(1) - [Attachment B] Escrow Agreement by and among Optelecom, Inc., Paragon Audio Visual Limited, David A. Brown, Mark
             D. Brown, Andrew S. Brown, Darren N. Brown and Modeledge Limited dated December 12, 1997.

             2(i)(B)(2) - Letter agreement dated December 16, 1997 substituting Walker Martinueau for Franklin National
             Bank as escrow agent.

             2(i)(B)(3) - Deposit Agreement by and among Optelecom, Inc., Paragon Audio Visual Limited, David A. Brown, Mark D. Brown, Andrew
             S. Brown, Darren N. Brown and Modeledge Limited dated December 12, 1997.

             2(i)(C) - [Attachment C] License Agreement by and between Optelecom, Inc. and Paragon Audio Visual Limited dated December 12, 1997.

             2(i)(D) - [Attachment D] Agreement for the Acquisition of the Entire Issued Share Capital of Paragon Audio Visual Limited by and among Optelecom UK Limited, David A. Brown, Mark D. Brown, Andrew
             S. Brown, Darren N. Brown, Modeledge Limited and Adventatum Jersey Limited dated December 12, 1997.


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             2(i)(E) - [Attachment E] Terms of Employment Agreements to be
             entered into with David A. Brown, Mark D. Brown, Andrew S. Brown and Darren N. Brown.

             2(i)(F) - [Attachment F] Investment Letters of Paragon Audio Visual Limited, David A. Brown, Mark D. Brown, Andrew S. Brown, Darren N. Brown and Modeledge Limited dated December 12, 1997.

             2(i)(G) - [Attachment G] Additional Registration Provisions.

             2(i)(I) - Override Agreement by and among Optelecom, Inc., Paragon Audio Visual Limited, David A. Brown, Mark D. Brown, Andrew S. Brown and Darren N. Brown dated December 12, 1997.

             3(i)(A) - Complete copy of the Certificate of Incorporation of Optelecom, Inc. as amended through December 11, 1997

             3(i)(B) - Amendment to Certificate of Incorporation of Optelecom, Inc. as filed with the Secretary of State of Delaware on December 11, 1997.


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                                   Signatures


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   OPTELECOM, INC.


                                                       /s/ Edmund D. Ludwig
December 23, 1997                                  By:__________________________
                                                      Edmund D. Ludwig
                                                       President